Exhibit 99.1
CONSENT OF PROPOSED DIRECTOR
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of The O’Gara Group, Inc., an Ohio corporation, and to all references to me in that connection.

/s/ Thomas J. Depenbrock
Thomas J. Depenbrock

August 20, 2008